UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2006

Rochester Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Rochester Medical Drive, Stewartville, Minnesota		55976
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	507-533-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2006, Rochester Medical Corporation (the "registrant") entered into a binding Memorandum of Understanding (the "MOU") with Mentor Corporation ("Mentor") relating to the acquisition of certain assets owned and used by Mentor in its Silicone Male External Catheter ("SMEC") business. The MOU includes the agreement of the registrant to pay $750,000 for certain equipment and other tangible assets in Mentor’s facility in Anoka, Minnesota, as well as certain inventory, work-in-progress and raw materials for the production of SMECs for approximately $1 million, and the registrant will lease the Anoka facility from Mentor for a minimum of six months following the closing of the transactions. In connection with the asset acquisition, Mentor will transfer to the registrant all of its right, title and interest in certain registered trademarks used for SMECS in the United Kingdom and any other intellectual property (other than patents and trademarks) exclusively related to SMECs currently produced by Mentor or the production thereof, and will license, or Coloplast A/S ("Coloplast") will license (in each case on a non-exclusive basis) to the registrant any other intellectual property (other than patents and trademarks) to the extent related to SMECs currently produced by Mentor or the production thereof. The registrant will receive from Coloplast a non-exclusive non-sublicensable license to certain patents and will receive from Coloplast (on terms reasonably satisfactory to Coloplast and the registrant) an exclusive license to certain United Kingdom trademarks for the sale of SMECs in the United Kingdom. Upon the closing of the transactions, the existing Supply Agreement and Male External Catheter License, Sales and Distribution Agreement (including, but not limited to the Patent License and Technology License thereunder) between the registrant and Mentor will be terminated.

The transactions contemplated by the MOU are subject to certain conditions, including (i) the sale by Mentor of its Urology Business to Coloplast pursuant to the binding offer made by Coloplast on March 27, 2006, (ii) the sale by Mentor to Coloplast of Mentor Medical Limited ("MML") and the agreement by Coloplast to sell the SMEC related assets of MML to RMC, (iii) the execution of a supply agreement between RMC and Coloplast, and (iv) the execution of a cross-license between the registrant and Coloplast. Incorporated by reference herein is the press release of the registrant, filed as exhibit 99.1, regarding the agreements in principal reached between the registrant, Mentor and Coloplast regarding the transactions described above.

The existing arbitration between the registrant and Mentor will be stayed pending the satisfaction of the conditions to closing of the transactions. Upon satisfaction of the conditions to closing, each party will execute a mutual settlement and release.

Item 8.01 Other Events.

Incorporated by reference herein is the press release of the registrant, filed as exhibit 99.1, regarding certain agreements in principal reached between the registrant, Mentor and Coloplast.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rochester Medical Corporation

April 3, 2006	By:	/s/ David A. Jonas

Name: David A. Jonas
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 3, 2006, issued by Rochester Meidcal Corporation